SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 3, 2016, by and among GrandSouth Bancorporation, a South Carolina corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.                       The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.                       Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of common stock, no par value per share, of the Company (the “Common Stock”) set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 666,668 shares of Common Stock and shall be collectively referred to herein as the “Shares”).

C.                       In addition to the sale of Shares to the Purchasers contemplated by this Agreement, the Company intends to effect one or more private placement transactions of additional shares of Common Stock with other accredited investors (the “Additional Investors”), with the closing of such sale to occur simultaneously with the Closing (the “Other Private Placements”). The aggregate number of shares of Common Stock subscribed for by the Purchasers and the Additional Investors collectively shall be 1,000,000 shares of Common Stock and each share of Common Stock shall be sold at a price of$12.00 per share. In connection with the Other Private Placements, the Company shall enter into agreements with the Additional Investors (the “Additional Agreements”).

C.       The Company has engaged FIG Partners LLC as its exclusive placement agent (the “Placement Agent”) for the offering of the Shares.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1       Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means arty Proceeding, inquiry, or notice of violation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agency” has the meaning set forth in Section 3.1(qq).

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Articles of Incorporation” means the Articles of Incorporation of the Company and all amendments and certificates of determination thereto, as the same may be amended from time to time.

“Bank” means GrandSouth Bank, a South Carolina banking corporation and wholly- owned Subsidiary of the Company.

“Bank Regulatory Authorities” has the meaning set forth in Section 3.1(b)(ii).

“BHC Act” has the meaning set forth in Section 3.1(b)(ii).

“Board” has the meaning set forth in Section 2.2(a)(iv).

“Board of Financial Institutions” has the meaning set forth in Section 3.1(b)(ii).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in the City of New York are open for the general transaction of business.

“Buy-In” has the meaning set forth in Section 4.1(e).

“Buy-In Price” has the meaning set forth in Section 4.1(e).

“CIBC Act” means the Change in Bank Control Act.

“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

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“Closing Bid Price” means, for any security as of any date, the last closing price for such security on the Principal Trading Market, as reported by Bloomberg, or, if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00 p.m., New York City Time, as reported by Bloomberg, or, if the Principal Trading Market is not the principal securities exchange or trading market for such security, the last closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder. If the Company and the holder are unable to agree upon the fair market value of such security, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination to an independent, reputable investment bank selected by the Company and approved by the holder or (b) the disputed arithmetic calculation to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company Counsel” means Haynsworth Sinkler Boyd, P.A.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Reports” has the meaning set forth in Section 3.1(mm).

“Company’s Knowledge” means, with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable investigation.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Securities” has the meaning set forth in Section 4.14(a).

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“Designated Securities” has the meaning set forth in Section 4.14(b).

“DTC” means The Depository Trust Company.

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“ERISA” has the meaning set forth in Section 3.1(ss).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDIC” has the meaning set forth in Section 3.1(b)(ii).

“Federal Reserve” has the meaning set forth in Section 3.1(b)(ii)

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indemnified Person” has the meaning set forth in Section 4.8(a).

“Insurer” has the meaning set forth in Section 3.1(qq).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restriction of any kind.

“Loan Investor” has the meaning set forth in Section 3.1(qq).

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Contract” means any contract of the Company that is material to the financial condition or operations of the Company.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Money Laundering Laws” has the meaning set forth in Section 3.1(jj).

“New York Courts” means the courts of the State of New York and the United States District Courts located in the city of New York.

“OFAC” has the meaning set forth in Section 3.1(ii).

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“Offer Period” has the meaning set forth in Section 4.14(b).

“Outside Date” means the fifteenth (15th) day following the date of this Agreement; provided that if such day is not a Business Day, the first day following such day that is a Business Day.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” has the meaning set forth in the Recitals.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, is the OTC Bulletin Board.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $12.00 per Share.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Qualified Offering” has the meaning set forth in Section 4.14(a).

“Qualified Offering Notice” has the meaning set forth in Section 4.14(b).

“Qualified Purchaser” has the meaning set forth in Section 4.14(a).

“Qualified Purchaser Percentage Interest” has the meaning set forth in Section 4.14(a).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(oo).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 144A Offering” has the meaning set forth in Section 4.14(c).

“Securities Act” means the Securities Act of 1933, as amended.

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“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)”.

“Subsidiary” means the Bank and any other entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare, Inc., or any successor transfer agent for the Company.

ARTICLE II
PURCHASE AND SALE

2.1	Closing.

(a)                    Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Shares set forth below such Purchaser’s name on the signature page of this Agreement at a per Share price equal to the Purchase Price.

(b)                   Closing. The Closing of the purchase and sale of the Shares shall take place on the Closing Date remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c)                    Form of Payment. Unless otherwise agreed to by the Company and a Purchaser (as to itself only), on the Closing Date, (1) the Company shall deliver to each Purchaser one or more stock certificates, evidencing the number of Shares set forth on such Purchaser’s signature page to this Agreement and (2) upon receipt thereof, each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions. For purposes of clarity, a Purchaser shall not be required to wire its Subscription Amount until it (or its designated custodian per its delivery instructions) confirms receipt of its Shares.

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2.2	Closing Deliveries.

(a)                   On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i)                     this Agreement, duly executed by the Company;

(ii)                   one or more stock certificates, evidencing the Shares subscribed for by Purchaser hereunder, registered in the name of such Purchaser or its nominee (per its instructions) (the “Stock Certificates”);

(iii)                 a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit B, executed by such counsel and addressed to the Purchasers;

(iv)                 a certificate of the Secretary of the Company, in the form attached hereto as Exhibit C, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of the Shares, (b) certifying the current versions of the articles of incorporation, as amended, and bylaws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(v)                   a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, in the form attached hereto as Exhibit D, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.I(a) and 5.l(b); and

(vi)                  a Certificate of Good Standing for the Company from the South Carolina Secretary of State as of a recent date.

(b)                   On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)	this Agreement, duly executed by such Purchaser;

(ii)             its Subscription Amount, in U.S. dollars and in immediately available funds, by wire transfer in accordance with the Company’s written instructions; and

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(iii)           a fully completed and duly executed Accredited Investor Questionnaire in the form attached hereto as Exhibit A.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1                    Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers that:

(a)           Subsidiaries. The Company has no direct or indirect Subsidiaries other than the Bank. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of the Bank free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of the Bank are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)	Organization and Qualification; Bank Regulations.

(i)                  Each of the Company and the Bank is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor the Bank is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Bank is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not be expected to have a Material Adverse Effect.

(ii)                The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Bank is the Company’s only subsidiary banking subsidiary. The Bank holds the requisite authority from the South Carolina State Board of Financial Institutions (the “Board of Financial Institutions”) to do business as a state-chartered banking corporation under the laws of the State of South Carolina. Each of the Company and the Bank is in compliance with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Financial Institutions and any other federal or state bank regulatory authorities (together with the Board of Financial Institutions, the Federal Reserve and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company and its Subsidiaries, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect. The deposit accounts of the Hank are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due.

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(c)                      Authorization: Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each of the other Transaction Documents to which it is a party and the Additional Agreements and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Shares in accordance with the terms hereof and the shares of Common Stock in accordance with the Additional Agreements. The Company’s execution and delivery of each of the Transaction Documents and the Additional Agreements and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares hereunder and the shares of Common Stock in accordance with the Additional Agreements) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board or its shareholders in connection therewith. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. There are no shareholder agreements, voting agreements, voting trust agreements or similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(d)                       No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the Additional Agreements and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares hereunder and the shares of Common Stock in accordance with the Additional Agreements) do not and will not (i) conflict with or violate any provisions of the Company’s or the Bank’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or the Bank, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or the Bank under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to receipt of the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and the rules and regulations thereunder, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(e)                     Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including any Trading Market) or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares hereunder and the shares of Common Stock in accordance with the Additional Agreements), other than (i) filings required by applicable state securities laws and (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act (collectively, the “Required Approvals”). The Company is unaware of any facts or circumstances relating to the Company or the Bank which might prevent the Company from obtaining or effecting any of the foregoing.

(f)                      Issuance of the Shares. The issuance of the Shares has been duly authorized and the Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(g)                 Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g) hereto. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified on Schedule 3.1(g): (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or the Bank, or contracts, commitments, understandings or arrangements by which the Company or the Bank is or may become bound to issue additional shares of capital stock of the Company or the Bank or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or the Bank, other than those issued or granted pursuant to compensatory plans, contracts or arrangements described on Schedule 3.1(g): (iii) [Note: deleted language is covered at beginning of sentence] there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or the Bank or by which the Company or the Bank is bound; (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of the securities of the Company or the Bank under the Securities Act; (v) there are no outstanding securities or instruments of the Company or the Bank that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or the Bank is or may become bound to redeem a security of the Company or the Bank; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) neither the Company nor the Bank has any liabilities or obligations not disclosed in the Financial Statements, which, individually or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares hereunder or the shares of Common Stock in accordance with the Additional Agreements.

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(h)          Call Reports. The Company and the Bank filed all financial statements and financial information required to be filed by it under the Federal Deposit Insurance Act and the BHC Act for the eighteen (18) months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Call Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such Call Reports prior to the expiration of any such extension. As of their respective filing dates, the Call Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable governmental agency or body, as the case may be.

(i)	Financial Statements.

(i)                    The financial statements of the Company and the Bank included in the Call Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the applicable government agency with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto or as required by the applicable government agency and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and the Bank taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(ii)                  The Company has delivered to each Purchaser its audited financial statements as of December 31, 2014 and for the fiscal year ended December 31, 2014 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of September 30, 2015 and for the nine-month period ended September 30, 2015 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2015; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

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(j)       Tax Matters. The Company (i) has prepared and filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and such returns, reports and declarations are true, complete and correct in all material respects, (ii) has paid all taxes and other governmental assessments and charges owed and due by the Company (whether or not shown on any tax return), except those being contested in good faith and with respect to which adequate reserves have been set aside on the books of the Company, (iii) has withheld or collected from each payment made to each of its employees, independent contractors, shareholders, creditors and other third parties the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper authorized depositories or government authorities and (iv) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which the above referenced returns, reports or declarations apply. There are no pending or active tax audits or proceedings or proposed tax deficiencies or other claims for material unpaid taxes asserted with respect to the Company or its assets. There are no liens for taxes (other than for taxes not yet due and payable) upon any of the assets of the Company. The Company has not received notice of any claim made by an authority in any jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxation by that jurisdiction.

(k)       Material Changes. Except as described on Schedule 3.1(k), since September 30, 2015, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Bank Regulatory Authorities, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option plans or equity-based plans disclosed in the Financial Statements, (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject, and to the Company’s Knowledge, there has not been a material increase in the aggregate dollar amount of: (A) the Bank’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on the Company’s or Bank’s financial statements with respect thereto.

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(1)                      Environmental Matters. Neither the Company nor the Bank (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.

(m)                  Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Shares or (ii) is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor the Bank, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(n)                      Employment Matters. No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or the Bank which would have or reasonably be expected to have a Material Adverse Effect. None of the Company’s or the Bank’s employees is a member of a union that relates to such employee’s relationship with the Company or the Bank, and neither the Company nor the Bank is a party to a collective bargaining agreement, and each of the Company and the Bank believes that its relationship with its employees is good. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or the Bank to any liability with respect to any of the foregoing matters. Each of the Company and the Bank is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(o)                   Compliance. Neither the Company nor the Bank (i) is in default under or in violation of(and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Bank under), nor has the Company or the Bank received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company, the Bank or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy or guideline or order of any governmental authority, self-regulatory organization (including the Principal Trading Market) applicable to the Company or the Bank, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)                   Regulatory Permits. Each of the Company and the Bank possesses all certificates, authorizations, consents and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective businesses as currently conducted, except where the failure to possess such certificates, authorizations, consents or permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor the Bank has received any notice in writing of Proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(q)                   Title to Assets. Each of the Company and the Bank has good and marketable title to all real property and tangible personal property owned by it which is material to the business of the Company and Bank, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and the Bank. Any real property and facilities held under lease by the Company and the Bank are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

(r)                     Patents and Trademarks. The Company and the Bank own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened Proceeding by others challenging the Company’s and/or the Bank’s rights in or to any such Intellectual Property; (d) there is no pending or threatened Proceeding by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or threatened Proceeding by others that the Company and/or the Bank infringes or otherwise violates any patent, trademark, service mark, trade name, copyright, invention, trade secret, technology, Internet domain name, know-how or other proprietary rights of others.

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(s)                     Insurance. The Company and the Bank are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Bank are engaged. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and the Bank are in material compliance with the terms of such policies and bonds. Neither the Company nor the Bank has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or the Bank be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would be materially higher than their existing insurance coverage.

(t)                     Transactions With Affiliates and Employees. Other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount and other than as disclosed in the audited Financial Statements, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to GAAP in the audited Financial Statements.

(u)                    Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

(v)	Intentionally Omitted.

(w)                  Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent with respect to the offer and sale of the Shares (which placement agent fees are set forth in Schedule 3.1(w) and are being paid by the Company). The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

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(x)                   Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

(y)                   Registration Rights. No Person has any right to cause the Company lo effect the registration under the Securities Act of any securities of the Company.

(z)                    No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, none of the Company, the Bank nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would cause such offers and sales to be integrated for purposes of Regulation D with the offer and sale by the Company of the Shares or that otherwise would cause the exemption from registration under Regulation D to be unavailable in connection with the offer and sale by the Company of the Shares.

(aa) Listing and Maintenance Requirements. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(bb) Investment Company. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(cc) Unlawful Payments. Neither the Company nor the Bank, nor any directors, officers, nor to the Company’s Knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company or the Bank has, in the course of its actions for, or on behalf of, the Company or the Bank: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(dd) Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(ee) Disclosure.

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(i)                      All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and the Bank, their respective businesses and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(ii)                    The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agent to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder and under the Additional Agreements may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 4.6 hereof. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or the Bank or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(ff) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or the Bank) and an unconsolidated or other off balance sheet entity that would have or reasonably be expected to have a Material Adverse Effect.

(gg) Acknowledgment Regarding Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares.

(hh) Absence of Manipulation. The Company has not, and, to the Company’s Knowledge, no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(ii)       OFAC. Neither the Company nor the Bank nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or the Bank is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

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(jj)           Money Laundering Laws. The operations of each of the Company and the Bank are and have been conducted in substantial compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or the Bank with respect to the Money Laundering Laws is pending or threatened.

(kk)        Compliance with Certain Banking Regulations. The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA Patriot Act (or otherwise known as “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”), any order issued with respect to anti-money laundering by OFAC or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Bank.

(ll)            No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser or other Person to purchase Shares or other shares of Common Stock (including, without limitation, pursuant to the Additional Agreements) on terms more favorable to such Person than as set forth herein.

(mm)       Reports, Registrations and Statements. Since January 1, 2012, the Company and the Bank have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Bank Regulatory Authorities and any other applicable foreign, federal or state securities or banking authorities, including, without limitation, all financial statements and financial information required to be filed by it under the Federal Deposit Insurance Act and the BHC Act. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or the Bank, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Bank Regulatory Authorities and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

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(nn)        Well Capitalized. As of September 30, 2015, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(oo)       Agreements with Regulatory Agencies. Neither the Company nor the Bank is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2011, has adopted any board resolutions at the request of, any governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since December 31, 2011 by any governmental entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. The Company and the Bank are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor the Bank has received any notice from any governmental entity indicating that either the Company or the Bank is not in compliance in all material respects with any such Regulatory Agreement.

Each of the Company and the Bank has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. None of the Company, the Bank or any director, officer or employee of the Company or the Bank has committed any breach of trust or fiduciary duty with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(pp)           No General Solicitation or General Advertising. Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares.

(qq)            Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)                        Each of the Company and the Bank has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or the Bank satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or the Bank and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

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(ii)                   No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or the Bank has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or the Bank to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or the Bank or (C) indicated in writing to the Company or the Bank that it has terminated or intends to terminate its relationship with the Company or the Bank for poor performance, poor loan quality or concern with respect to the Company’s or the Bank’s compliance with laws,

For purposes of this Section 3.1(qq): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(rr) Risk Management Instruments. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2012, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

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(ss) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 40l(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(tt) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(l).

(uu) Nonperforming Assets. Except as would not reasonably be expected to have a Material Adverse Effect to the Company’s knowledge, the Company believes that the Bank will be able to fully and timely collect substantially all interest, principal or other payments when due under its loans, leases and other assets that are not classified as nonperforming and such belief is reasonable under all the facts and circumstances known to the Company and Bank, and the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Company’s and Bank’s financial statements is adequate and such belief is reasonable under all the facts and circumstances known to the Company and Bank.

(vv) Change in Control. The issuance of the Shares to the Purchasers as contemplated by this Agreement and the issuance of shares of Common Stock as contemplated by the Additional Agreements will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(ww) Common Control. The Company is not and, to the Company’s Knowledge after giving effect to the offering and sale of the Shares, will not be under the control (as defined in the BHC Act and the Federal Reserve’s Regulation Y (12 CFR Part 225) (“BHC Act Control”) of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y). The Company is not in BHC Act Control of any federally insured depository institution other than the Bank. The Bank is not under the BHC Act Control of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y) other than Company. Neither the Company nor the Bank controls, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution. The Bank is not subject to the liability of any commonly controlled depository institution pursuant to Section 5(e) of the Federal Deposit Insurance Act (12 U.S.C. § 1815(e)).

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(xx)       No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as defined below) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.2                    Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)                    Organization; Authority. If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. If such Purchaser is an entity, this Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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(b)                     No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any Jaw, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)                      Investment Intent. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities Jaws. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares to or through any Person.

(d)                      Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 50l(a) under the Securities Act.

(e)                       General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)                        Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete Joss of such investment.

(g)                       Access to Information. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Bank and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Financial Statements and Call Reports and the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

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(h)                    Brokers and Finders. Other than the Placement Agent with respect to the Company (which fees are to be paid by the Company), no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(i)                      Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Shares and such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(j)                      Reliance on Exemptions. Such Purchaser understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

(k)                    No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

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(l)                     Residency. Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

3.3                    The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1	Transfer Restrictions.

(a)                      Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such Shares under the Securities Act.

(b)                      Legends. Certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

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(c)                    Removal of Legends. The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Shares are registered for resale under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144, or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(l) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Upon Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule I 44(c)(I) (or Rule I 44(i)(2), if applicable) as to the Shares and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Shares and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than five (5) Trading Days following the delivery by a Purchaser to the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Shares free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(d)                   Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act.

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4.2                     Acknowledgment of Dilution. The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3                    SEC Reporting Company. By no later than forty-two (42) months following the Closing (provided any Purchaser, together with its Affiliates and, for purposes of this Section 4.3 only, Persons who share a common discretionary investment adviser with such Purchaser, own 4.9% or more of all of the outstanding shares of Common Stock at such time), the Company shall cause itself (i) to be subject to the periodic reporting requirements of Section 13 (by having its Common Stock registered under Section 12 of the Exchange Act) or Section IS(d) of the Exchange Act and (ii) to use its best efforts to have its Common Stock listed on the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

4.4                     Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.5                     No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers.

4.6                     Securities Laws Disclosure; Publicity. By 9:00 a.m., New York City time, on the Business Day immediately following execution of this Agreement, the Company shall issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby and by the Additional Agreements and any other material, nonpublic information that the Company may have provided any Purchaser at any time prior to the filing of the Press Release. If, following public disclosure of the transactions contemplated hereby, this Agreement terminates prior to Closing, the Company shall issue a press release disclosing such termination by 9:00 a.m., New York City time, on the first Business Day following the date of such termination. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, the Bank or any of their respective officers, directors or employees or the Placement Agent.

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4.7                    Non-Public Information. Except with the express written consent of such Purchaser and unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause the Bank and each of their respective officers, directors, employees and agents, not to, and each Purchaser shall not directly solicit the Company, the Bank or any of their respective officers, directors, employees or agents to provide any Purchaser with any material, non-public information regarding the Company or the Bank from and after the filing of the Press Release.

4.8	Indemnification.

(a)                    Indemnification of Purchasers. The Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, agents and investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees, agents and investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Person may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against an Indemnified Person in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company or other third party who is not an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Indemnified Person under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is directly attributable to any Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Person in this Agreement or in the other Transaction Documents.

(b)                    Conduct of Indemnification Proceedings. Promptly after receipt by any Indemnified Person of any notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any Proceeding in respect of which indemnity may be sought pursuant to Section 4.8(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that such failure shall have materially and adversely prejudiced the Company (as finally determined by a court of competent jurisdiction, which determination is not subject to appeal or further review). In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such Proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, provided, however, that the Company shall not be required to pay for more than two separate counsel for all Indemnified Persons. The Company shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, the Company shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding.

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4.9                      Listing of Common Stock. The Company will use its reasonable best efforts to list the Shares for quotation on the Principal Trading Market and maintain the listing of the Common Stock on the Principal Trading Market.

4.10                   Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder for the purpose of [increasing its capital and] for general corporate purposes[, including enabling the Bank to continue to meet its regulatory capital requirements].

4.11                   Ownership Limitation. No Purchaser shall be entitled to purchase a number of Shares that would cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote shares of Common Stock which would represent more than 9.9% of the number of shares of Common Stock issued and outstanding (based on the number of outstanding shares as of the Closing Date).

4.12                    Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.13                    No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchasers will not trigger a “change of control” or other similar provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

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4.14	Preemptive Rights.

(a)                    For so long as a Purchaser, together with its Affiliates and, for purposes of this Section 4.14 only, Persons who share a common discretionary investment adviser with such Purchaser, owns 4.9% or more of all of the outstanding shares of Common Stock (determined at the time of, and before giving effect to, any issuances triggering provisions of this Section) (each, a “Qualified Purchaser”), if the Company offers to sell Covered Securities (as defined below) in a public or private offering of Covered Securities (a “Qualified Offering”), each Qualified Purchaser shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to enable it to maintain its Qualified Purchaser Percentage Interest. “Qualified Purchaser Percentage Interest” means, as of any date of determination, the percentage equal to (A) the aggregate number of shares of Common Stock then held by the Qualified Purchaser as of the date of determination divided by (B) the total number of outstanding shares of Common Stock as of such date. “Covered Securities” means Common Stock and any rights, options or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, other than (i) any Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company outstanding as of the date hereof; (ii) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction; and (iv) issuance of capital stock for consideration other than cash (or an agreement, including without limitation, a note, to pay cash).

(b)                 Prior to making any Qualified Offering of Covered Securities, the Company shall give each Qualified Purchaser written notice of its intention to make such an offering, describing, to the extent then known, the anticipated amount of securities, and other material terms then known to the Company upon which the Company proposes to oiler the same (such notice, a “Qualified Offering Notice”). The Company shall deliver such notice only to the individuals identified on such Qualified Purchaser’s signature page hereto, and shall not communicate the information to anyone else acting on behalf of such Qualified Purchaser without the consent of one of the designated individuals. Each Qualified Purchaser shall then have 10 days after receipt of the Qualified Offering Notice (the “Offer Period”) to notify the Company in writing that it intends to exercise such preemptive right and as to the amount of Covered Securities the Qualified Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4.14(a) (the “Designated Securities”). Such notice constitutes a non-binding indication of interest of such Qualified Purchaser to purchase the amount of Designated Securities specified by such Qualified Purchaser (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Qualified Offering is subsequently reduced) at the price (or range of prices) established in the Qualified Offering and other terms set forth in the Company’s notice to it. The failure to respond during the Offer Period constitutes a waiver of such Qualified Purchaser’s preemptive right in respect of such offering. The sale of the Covered Securities in the Qualified Offering, including any Designated Securities, shall be closed not later than 30 days after the end of the Offer Period. The Covered Securities to be sold to other investors in such Qualified Offering shall be sold at a price not less than, and upon terms no more favorable to such other investors than, those specified in the Qualified Offering Notice. If the Company does not consummate the sale of Covered Securities to other investors within such 30-day period, the right provided hereunder shall be revived and such securities shall not be offered unless first reoffered to the Qualified Purchasers in accordance herewith. Notwithstanding anything to the contrary set forth herein and unless otherwise agreed by the Qualified Purchasers, by not later than the end of such 30-day period, the Company shall either confirm in writing to the Qualified Purchasers that the Qualified Offering has been abandoned or shall publicly disclose its intention to issue the Covered Securities in the Qualified Offering, in either case in such a manner that the Qualified Purchasers will not be in possession of any material, non-public information thereafter.

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(c)                     If a Qualified Purchaser exercises its preemptive right provided in this Section 4.14 with respect to a Qualified Offering that is an underwritten public offering or an offering made to qualified institutional buyers (as such term is defined in SEC Rule 144A under the Securities Act) for resale pursuant to Rule 144A under the Securities Act (a “Rule 144A Offering”), a private placement or other offering, whether or not registered under the Securities Act, the Company shall offer and sell such Qualified Purchaser, if any such offering is consummated, the Designated Securities (as adjusted, upward to reflect the actual size of such offering when priced) at the same price as the Covered Securities are offered to third persons (not including the underwriters or the initial purchasers in a Rule 144A Offering that is being reoffered by the initial purchasers) in such offering and shall provide written notice of such price upon the determination of such price.

(d)                     In addition to the pricing provision of Section 4.14(c), the Company will offer and sell the Designated Securities to each Qualified Purchaser upon terms and conditions not less favorable than the most favorable terms and conditions offered to other persons or entities in a Qualified Offering.

(e)                      In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board; provided, however, that such fair value as determined by the Board shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

(f)                       The Company and each Qualified Purchaser shall cooperate in good faith to facilitate the exercise of such Qualified Purchaser’s rights under this Section 4.14, including to secure any required approvals or consents.

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4.15                 Most Favored Nation. During the period from the date of this Agreement through the Closing Date, the Company nor the Bank shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or the Bartle that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Purchasers by this Agreement, unless, in any such case, the Purchasers have been provided with such rights and benefits.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

5.1                   Conditions Precedent to the Obligations of the Purchasers to Purchase Shares. The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a)                    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)                    Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)                    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)                   Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares, all of which shall be and remain so long as necessary in full force and effect.

(e)                    No Suspensions of Trading in Common Stock; Listing. The Common Stock (i) shall be designated for listing and quotation on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(f)                      Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

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(g)                    Minimum Gross Proceeds. The Company shall issue and sell pursuant to this Agreement and the Additional Agreements at least 1,000,000 shares of Common Stock at a price per share equal to the Purchase Price, and shall simultaneously issue and deliver such shares at the Closing to the Purchasers hereunder and the Additional Investors under the Additional Agreements.

(h)                    Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

(i)                       Bank Regulatory Issues. The purchase of such Shares by such Purchaser shall not (i) cause such Purchaser or any of its Affiliates to violate any banking regulation, (ii) require such Purchaser or any of its Affiliates to file a prior notice with the Federal Reserve or its delegee under the CIBC Act or the BHC Act or obtain the prior approval of any banking regulator, (iii) require such Purchaser or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or the Bank or (iv) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser and such other Persons) would represent more than 9.9% of any class of voting securities of the Company outstanding at such time.

(j)       No Burdensome Condition. Since the date hereof, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or the Bank, such Purchaser (or its Affiliates) or the transactions contemplated by this Agreement, by any bank regulatory authority which imposes any restriction or condition on the Company or its Subsidiaries or such Purchaser or any of its Affiliates (other than such restrictions as are described in any passivity or anti-association commitments, as may be amended from time to time, entered into by such Purchaser) which such Purchaser determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business following the Closing or on such Purchaser (or any of its Affiliates) or would reduce the economic benefits of the transactions contemplated by this Agreement to such Purchaser to such a degree that such Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date hereof (any such condition or restriction, a “Burdensome Condition”), and, for the avoidance of doubt, any requirements to disclose the identities of limited partners, shareholders or non-managing members of such Purchaser or its Affiliates or its investment advisers shall be deemed a Burdensome Condition unless otherwise determined by such Purchaser in its sole discretion.

(k)       Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

5.2                     Conditions Precedent to the Obligations of the Company to sell Shares. The Company’s obligation to sell and issue the Shares to each Purchaser at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

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(a)                    Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)                   Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)                    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)                    Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(e)                    Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

(f)                     Bank Regulatory Issues. The purchase of such Shares by such Purchaser shall not (i) cause such Purchaser or any of its Affiliates to violate any banking regulation, (ii) require such Purchaser or any of its Affiliates to file a prior notice with the Federal Reserve or its delegee under the CIBC Act or the BHC Act or obtain the prior approval of any banking regulator, (iii) require such Purchaser or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or the Bank or (iv) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser and such other Persons) would represent more than 9.9% of any class of voting securities of the Company outstanding at such time.

ARTICLE VI MISCELLANEOUS

6.1                   Fees and Expenses. The Company shall pay the reasonable legal fees and expenses of Greenberg Traurig, LLP, counsel to certain Purchasers, incurred by such Purchasers in connection with the transactions contemplated by the Transaction Documents, up to a maximum amount of $40,000, which amount shall be paid directly by the Company to Greenberg Traurig, LLP at the Closing or paid by the Company to Greenberg Traurig, LLP upon termination of this Agreement so long as such termination did not occur as a result of a material breach by such Purchasers of any of their obligations hereunder (as the case may be). Except as set forth above or elsewhere in the Transaction Documents, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchasers.

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6.2                    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3                    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	GrandSouth Bancorporation
381 Halton Road
Greenville, SC 29607
Attention: J.B. Garrett, CFO
Telephone: (864) 770-1000
E-Mail: jb.garrett@grandsouth.com

With a copy to:	Haynsworth Sinkler Boyd, P.A.
1201 Main Street, 22nd Floor (29201-3226)
P.O. Box 11889 (29211-1889)
Columbia, SC
Attention: George S. King, Jr., Esq.
Telephone: (803) 540-7818
Fax: (803) 765-1243
E-Mail: GK.ing@hsblawfirm.com

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

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6.4                   Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Shares.

6.5                  Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6                  Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Shares in compliance with the Transaction Documents and applicable law, provided that such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7                  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than Indemnified Persons.

6.8                  Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the New York Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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6.9                   Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.10                Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11                Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12                Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13                 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company may be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

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6.14               Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15              Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

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6.16              Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. The Company shall give prompt notice of any such termination to each other Purchaser, and, as necessary, work in good faith to restructure the transaction to allow each Purchaser that does not exercise a termination right to purchase the full number of securities set forth below such Purchaser’s name on the signature page of this Agreement while remaining in compliance with Section 4.11. Nothing in this Section 6.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

6.17                Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.18                Adjustments in Common Stock Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOR COMPANY FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GRANDSOUTH BANCORPORATION

By: /s/ Mason Y. Garrett
Name: Mason Y. Garrett
Title: Chief Executive Officer

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Purchasers under that certain Securities Purchase Agreement dated February 3, 2016 with GrandSouth Bancorporation:

1.	JCSD Capital LLC
1676 N. California Blvd., Suite
630 Walnut Creek, CA 94596

2.	lthan Creek Master Investors (Cayman) L.P.
280 Congress Street
Boston, MA 00210

3.	Banc Fund VII L.P. and Banc Fund IX, L.P.
20 N. Wacker Drive, Suite 3300
Chicago, IL 60606

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